Exhibit 99.2

FOURTH QUARTER 2023

Supplemental Financial Reporting Package

Rexford Industrial

2800

Rexford Industrial Realty, Inc.
NYSE: REXR
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025
310.966.1680

2800 CASITAS AVENUE | LOS ANGELES

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2022 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 13, 2023, and other risks described in documents we subsequently file from time to time with the SEC. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.
Our credit ratings, which are disclosed on page 4, may not reflect the potential impact of risks relating to the structure or trading of the Company's securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency's rating should be evaluated independently of any other agency's rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Tyler H. Rose	Lead Independent Director
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Angela L. Kleiman	Director
Debra L. Morris	Director

Investor Relations Information
investorrelations@rexfordindustrial.com

Equity Research Coverage
BofA Securities	Camille Bonnel	(646) 855-5042
BMO Capital Markets	John Kim	(212) 885-4115
BNP Paribas Exane	Nate Crossett	(646) 342-1588
Citigroup Investment Research	Craig Mailman	(212) 816-4471
Colliers Securities	Barry Oxford	(203) 961-6573
Green Street Advisors	Vince Tibone	(949) 640-8780
J.P. Morgan Securities	Michael Mueller	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Mizuho Securities USA	Vikram Malhotra	(212) 282-3827
Robert W. Baird & Co.	Nicholas Thillman	(414) 298-5053
Scotiabank	Greg McGinniss	(212) 225-6906
Stifel	Stephen Manaker	(212) 271-3716
Truist Securities	Anthony Hau	(212) 303-4176
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Wolfe Research	Andrew Rosivach	(646) 582-9250
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 3

Company Overview.
For the Quarter Ended December 31, 2023

Total # of Properties	373
Total Rentable Square Feet	45,860,368
Total Portfolio Occupancy	94.1%
Same Property Portfolio Occupancy	97.5%
Consolidated Portfolio NOI Growth	16.3%
Same Property Portfolio NOI Growth	8.4%
Same Property Portfolio Cash NOI Growth	9.5%
Core FFO Growth	31.5%
Core FFO/Share Growth	14.3%
Credit Ratings S&P/Moody's/Fitch (All Stable Outlook)	BBB+ Baa2 BBB+
Net Debt to Total Combined Market Capitalization	15.0%
Net Debt to Adjusted EBITDA	3.6x

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
16% Year-over-Year Growth
$160
$120
$80
$40
$0
$136.4
$142.3
$149.8
$156.1
$158.7
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Adjusted EBITDA
17% Year-over-Year Growth
$160
$120
$80
$40
$0
$129.5
$139.8
$141.3
$147.9
$152.1
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Company Share of Core FFO
32% Year-over-Year Growth
$120
$90
$60
$30
$0
$90.3
$102.7
$108.4
$115.0
$118.8
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Adjusted Funds From Operations (AFFO)
26% Year-over-Year Growth
$120
$90
$60
$30
$0
$75.2
$86.0
$86.6
$84.9
$95.0
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Capitalization Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Financial Results:
Total rental income	$207,909	$204,212	$194,098	$185,164	$178,422
Net income	$67,321	$61,790	$56,910	$63,570	$45,708
Net Operating Income (NOI)	$158,650	$156,127	$149,788	$142,339	$136,367
Company share of Core FFO	$118,781	$114,969	$108,419	$102,660	$90,318
Company share of Core FFO per common share - diluted	$0.56	$0.56	$0.54	$0.52	$0.49
Adjusted EBITDA	$152,126	$147,925	$141,258	$139,755	$129,451
Dividend declared per common share	$0.380	$0.380	$0.380	$0.380	$0.315
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	45,860,368	44,998,613	44,167,774	43,954,272	42,403,735
Ending occupancy	94.1%	94.1%	94.0%	93.8%	94.6%
Ending occupancy excluding repositioning/redevelopment(2)	97.6%	97.9%	97.3%	97.4%	97.9%
Rent Change - GAAP	63.1%	64.8%	96.8%	80.2%	77.0%
Rent Change - Cash	45.6%	51.4%	74.8%	59.7%	52.4%
Same Property Portfolio Performance:
Same Property Portfolio ending occupancy(3)(4)	97.5%	97.9%	98.1%	98.0%	98.1%
Same Property Portfolio NOI growth(4)(5)	8.4%	9.5%	7.7%	7.2%
Same Property Portfolio Cash NOI growth(4)(5)	9.5%	9.8%	10.0%	10.6%
Capitalization:
Total shares and units issued and outstanding at period end(6)	219,629,857	213,435,271	208,031,757	208,016,268	196,400,973
Series B and C Preferred Stock and Series 1, 2 and 3 CPOP Units	$241,068	$241,068	$241,068	$241,068	$241,068
Total equity market capitalization	$12,562,303	$10,774,099	$11,104,486	$12,649,238	$10,972,417
Total consolidated debt	$2,243,025	$2,245,605	$2,245,972	$2,250,136	$1,950,515
Total combined market capitalization (net debt plus equity)	$14,771,884	$12,936,436	$13,214,176	$14,645,756	$12,886,146
Ratios:
Net debt to total combined market capitalization	15.0%	16.7%	16.0%	13.6%	14.9%
Net debt to Adjusted EBITDA (quarterly results annualized)	3.6x	3.7x	3.7x	3.6x	3.7x
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 32 and page 12 of this report, respectively.
(2)Ending occupancy excluding repositioning/redevelopment excludes “Other Repositioning” projects as well as those listed individually on pages 26-27.
(3)Reflects the ending occupancy for the current 2023 Same Property Portfolio for each period presented. For historical ending occupancy as reported in prior Supplemental packages, see “SPP Historical Information” on page 35.
(4)For comparability, Same Property Portfolio ending occupancy, NOI growth and Cash NOI growth for all comparable periods has been restated to remove the results of 3720-3750 W. Warner Avenue, which was sold during Q4’23. See page 29 for details related to dispositions.
(5)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(6)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 7,631,847 (Dec 31, 2023), 7,300,541 (Sep 30, 2023), 7,351,049 (Jun 30, 2023), 7,597,554 (Mar 31, 2023) and 7,561,260 (Dec 31, 2022). Excludes the following # of shares of unvested restricted stock: 348,440 (Dec 31, 2023), 349,557 (Sep 30, 2023), 361,033 (Jun 30, 2023), 365,416 (Mar 31, 2023) and 274,416 (Dec 31, 2022). Excludes unvested LTIP units and unvested performance units.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 6

Guidance.
As of December 31, 2023
2024 OUTLOOK*

METRIC	YTD RESULTS AS OF DECEMBER 31, 2023	2024 GUIDANCE
Net Income Attributable to Common Stockholders per diluted share (1)(2)	$1.12	$1.11 - $1.14
Company share of Core FFO per diluted share (1)(2)	$2.19	$2.27 - $2.30
Same Property Portfolio NOI Growth - GAAP (3)	8.2%	4.0% - 5.0%
Same Property Portfolio NOI Growth - Cash (3)	10.0%	7.0% - 8.0%
Average Same Property Portfolio Occupancy (Full Year) (3)	97.8%	96.5% - 97.0%
General and Administrative Expenses (4)	$75.0M	+/- $83.0M
Net Interest Expense	$61.4M	$60.0M - $61.0M

(1)Our 2024 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of February 6, 2024, and does not include any assumptions for prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)See page 36 for a reconciliation of the Company’s 2024 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our 2024 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2023 through February 6, 2024 and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024 (unless otherwise noted). As of January 1, 2024, our 2024 Same Property Portfolio consisted of 296 properties aggregating 37.2 million rentable square feet. For the full year 2023, Average Same Property Portfolio occupancy was 97.0% for the 2024 Same Property Portfolio.
(4)Our 2024 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $36.0 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of December 31, 2023
2024 Guidance Rollforward(1)

Earnings Components	Range ($ per share)		Notes
2023 Core FFO Per Diluted Share	$2.19	$2.19
Same Property Portfolio NOI Growth	0.10	0.12	Guidance range of 4.0% - 5.0% SPP NOI Growth
Repositioning/Redevelopment NOI	—	—	Incremental contribution of +$0.06/sh from projected repositioning/redevelopment stabilizations offset by ($0.06/sh) NOI decrease from properties moving into repo/redev
2023 Investments	0.17	0.17	2023 Investments projected to contribute incremental contribution of ~$35M
2024 Investments Closed to Date	0.02	0.02	$84M of YTD acquisitions; no prospective activity is assumed for guidance purposes
Net General & Administrative Expenses (2)	(0.04)	(0.04)	Guidance range of +/- $83.0M
Net Interest Expense	—	0.01	Guidance range of $60.0M - $61.0M
Equity Funding (3)	(0.14)	(0.14)	Incremental impact of 2023/2024 equity issuance
Other Items	(0.03)	(0.03)
2024 Core FFO Per Diluted Share Guidance	$2.27	$2.30
Core FFO Annual Growth Per Diluted Share (excludes prospective acquisitions)	4%	5%
(1)2024 Guidance and Guidance Rollforward represent the in-place portfolio as of February 6, 2024, and does not include any assumptions for prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)2024 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $36.0 million. Non-cash equity compensation includes performance-based units that are tied to the Company's overall performance and may or may not be realized based on actual results.
(3)As of December 31, 2023, 212.0 million shares were outstanding, excluding restricted shares, compared to the weighted average diluted shares outstanding of 203.1 million in 2023. "Equity Funding" includes the full year impact related to equity issuance in 2023 and 2024 year-to-date, plus estimated funding for 2024 in-process and pipeline repositioning and redevelopment projects disclosed on pages 26 and 27.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.	(unaudited and in thousands)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
ASSETS
Land	$6,815,622	$6,606,022	$6,400,698	$6,334,926	$5,841,195
Buildings and improvements	3,933,379	3,869,303	3,723,837	3,671,384	3,370,494
Tenant improvements	167,251	160,108	155,182	153,019	147,632
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	240,010	188,079	127,416	102,633	110,934
Total real estate held for investment	11,156,394	10,823,644	10,407,265	10,262,094	9,470,387
Accumulated depreciation	(782,461)	(739,369)	(695,129)	(652,722)	(614,332)
Investments in real estate, net	10,373,933	10,084,275	9,712,136	9,609,372	8,856,055
Cash and cash equivalents	33,444	83,268	136,282	253,618	36,786
Restricted cash	—	—	—	16,239	—
Loan receivable, net	122,784	—	—	—	—
Rents and other receivables, net	17,494	18,973	14,126	13,845	15,227
Deferred rent receivable, net	123,325	114,927	103,192	94,980	88,144
Deferred leasing costs, net	59,351	56,735	54,848	47,739	45,080
Deferred loan costs, net	3,426	3,783	4,139	4,474	4,829
Acquired lease intangible assets, net(1)	153,670	154,036	147,990	161,339	169,986
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Interest rate swap asset	9,896	24,494	19,869	6,947	11,422
Other assets	25,225	31,817	19,055	21,811	24,973
Acquisition related deposits	2,125	—	8,700	3,625	1,625
Total Assets	$10,929,829	$10,577,464	$10,225,493	$10,239,145	$9,259,283
LIABILITIES & EQUITY
Liabilities
Notes payable	$2,225,914	$2,227,637	$2,227,154	$2,230,687	$1,936,381
Interest rate swap liability	—	—	—	835	—
Accounts payable, accrued expenses and other liabilities	128,842	155,103	109,881	110,272	97,496
Dividends and distributions payable	83,733	81,423	79,370	79,370	62,033
Acquired lease intangible liabilities, net(2)	147,561	155,582	130,511	138,339	147,384
Tenant security deposits	84,872	83,643	81,163	77,029	71,935
Tenant prepaid rents(3)	115,002	30,772	42,600	44,303	20,712
Total Liabilities	2,785,924	2,734,160	2,670,679	2,680,835	2,335,941
Equity
Series B preferred stock, net ($75,000 liquidation preference)	72,443	72,443	72,443	72,443	72,443
Series C preferred stock, net ($86,250 liquidation preference)	83,233	83,233	83,233	83,233	83,233
Preferred stock	155,676	155,676	155,676	155,676	155,676
Common stock	2,123	2,065	2,010	2,008	1,891
Additional paid in capital	7,940,781	7,613,354	7,311,458	7,299,837	6,646,867
Cumulative distributions in excess of earnings	(338,835)	(320,180)	(298,367)	(273,849)	(255,743)
Accumulated other comprehensive income (loss)	7,172	21,142	16,525	3,117	8,247
Total stockholders’ equity	7,766,917	7,472,057	7,187,302	7,186,789	6,556,938
Noncontrolling interests	376,988	371,247	367,512	371,521	366,404
Total Equity	8,143,905	7,843,304	7,554,814	7,558,310	6,923,342
Total Liabilities and Equity	$10,929,829	$10,577,464	$10,225,493	$10,239,145	$9,259,283
(1)Includes net above-market tenant lease intangibles of $10,790 (Dec 31, 2023), $11,402 (Sep 30, 2023), $12,034 (Jun 30, 2023), $13,587 (Mar 31, 2023) and $14,181 (Dec 31, 2022). Balance also includes net below-market ground lease intangible of $12,682 (Dec 31, 2023), $12,724 (Sep 30, 2023), $12,765 (Jun 30, 2023), $12,806 (Mar 31, 2023) and $12,847 (Dec 31, 2022) related to the acquisition of 2970 East 50th Street.
(2)Represents net below-market tenant lease intangibles as of the balance sheet date.
(3)On October 26, 2023, we acquired the property located at West 1st Street through a sale lease-back transaction and recorded tenant prepaid rent of $62.8 million (unamortized balance of $62.1 million as of Dec 31, 2023) which reflects the difference between the purchase price and fair value of the underlying assets and also relates to the below market leaseback payments.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Revenues
Rental income(1)	$207,909	$204,212	$194,098	$185,164	$178,422
Management and leasing services	163	158	171	190	160
Interest income	2,353	1,029	1,497	882	5
Total Revenues	210,425	205,399	195,766	186,236	178,587
Operating Expenses
Property expenses	49,259	48,085	44,310	42,825	42,055
General and administrative	19,988	18,575	18,267	18,197	19,733
Depreciation and amortization	65,839	60,449	58,793	59,429	56,568
Total Operating Expenses	135,086	127,109	121,370	120,451	118,356
Other Expenses
Other expenses	316	551	306	647	815
Interest expense	14,570	15,949	17,180	13,701	13,670
Total Expenses	149,972	143,609	138,856	134,799	132,841
Loss on extinguishment of debt	—	—	—	—	(38)
Gains on sale of real estate	6,868	—	—	12,133	—
Net Income	67,321	61,790	56,910	63,570	45,708
Less: net income attributable to noncontrolling interests	(2,970)	(2,824)	(2,717)	(3,064)	(2,431)
Net income attributable to Rexford Industrial Realty, Inc.	64,351	58,966	54,193	60,506	43,277
Less: preferred stock dividends	(2,315)	(2,314)	(2,315)	(2,314)	(2,315)
Less: earnings allocated to participating securities	(357)	(314)	(318)	(320)	(240)
Net income attributable to common stockholders	$61,679	$56,338	$51,560	$57,872	$40,722

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.29	$0.27	$0.26	$0.30	$0.22
Net income attributable to common stockholders per share - diluted	$0.29	$0.27	$0.26	$0.30	$0.22

Weighted average shares outstanding - basic	210,089,164	205,279,681	200,610,890	195,366,969	184,161,577
Weighted average shares outstanding - diluted	210,362,069	205,447,532	200,667,250	195,779,007	184,558,301
(1)We elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Under the section “Rental Income” on page 35 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Rental income	$207,909	$178,422	$791,383	$630,578
Management and leasing services	163	160	682	616
Interest income	2,353	5	5,761	10
Total Revenues	210,425	178,587	797,826	631,204
Operating Expenses
Property expenses	49,259	42,055	184,479	150,503
General and administrative	19,988	19,733	75,027	64,264
Depreciation and amortization	65,839	56,568	244,510	196,794
Total Operating Expenses	135,086	118,356	504,016	411,561
Other Expenses
Other expenses	316	815	1,820	1,561
Interest expense	14,570	13,670	61,400	48,496
Total Expenses	149,972	132,841	567,236	461,618
Loss on extinguishment of debt	—	(38)	—	(915)
Gains on sale of real estate	6,868	—	19,001	8,486
Net Income	67,321	45,708	249,591	177,157
Less: net income attributable to noncontrolling interests	(2,970)	(2,431)	(11,575)	(9,573)
Net income attributable to Rexford Industrial Realty, Inc.	64,351	43,277	238,016	167,584
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: earnings allocated to participating securities	(357)	(240)	(1,309)	(845)
Net income attributable to common stockholders	$61,679	$40,722	$227,449	$157,481

Net income attributable to common stockholders per share – basic	$0.29	$0.22	$1.12	$0.92
Net income attributable to common stockholders per share – diluted	$0.29	$0.22	$1.12	$0.92

Weighted-average shares of common stock outstanding – basic	210,089,164	184,161,577	202,883,704	170,467,365
Weighted-average shares of common stock outstanding – diluted	210,362,069	184,558,301	203,110,993	170,978,272

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net Income	$67,321	$61,790	$56,910	$63,570	$45,708
Adjustments:
Depreciation and amortization	65,839	60,449	58,793	59,429	56,568
Gains on sale of real estate	(6,868)	—	—	(12,133)	—
NAREIT Defined Funds From Operations (FFO)	126,292	122,239	115,703	110,866	102,276
Less: preferred stock dividends	(2,315)	(2,314)	(2,315)	(2,314)	(2,315)
Less: FFO attributable to noncontrolling interests(2)	(4,960)	(4,909)	(4,812)	(4,833)	(4,591)
Less: FFO attributable to participating securities(3)	(504)	(461)	(451)	(427)	(387)
Company share of FFO	$118,513	$114,555	$108,125	$103,292	$94,983

Company share of FFO per common share‐basic	$0.56	$0.56	$0.54	$0.53	$0.52
Company share of FFO per common share‐diluted	$0.56	$0.56	$0.54	$0.53	$0.51

FFO	$126,292	$122,239	$115,703	$110,866	$102,276
Adjustments:
Acquisition expenses	39	10	247	73	162
Impairment of right-of-use asset(4)	—	—	—	188	—
Loss on extinguishment of debt	—	—	—	—	38
Amortization of loss on termination of interest rate swaps	59	59	59	59	59
Non-capitalizable demolition costs	180	361	—	340	663
Write-offs of below-market lease intangibles related to unexercised renewal options(5)	—	—	—	(1,318)	(5,792)
Core FFO	126,570	122,669	116,009	110,208	97,406
Less: preferred stock dividends	(2,315)	(2,314)	(2,315)	(2,314)	(2,315)
Less: Core FFO attributable to noncontrolling interests(2)	(4,969)	(4,924)	(4,823)	(4,809)	(4,405)
Less: Core FFO attributable to participating securities(3)	(505)	(462)	(452)	(425)	(368)
Company share of Core FFO	$118,781	$114,969	$108,419	$102,660	$90,318

Company share of Core FFO per common share‐basic	$0.57	$0.56	$0.54	$0.53	$0.49
Company share of Core FFO per common share‐diluted	$0.56	$0.56	$0.54	$0.52	$0.49
Weighted-average shares outstanding-basic	210,089,164	205,279,681	200,610,890	195,366,969	184,161,577
Weighted-average shares outstanding-diluted(6)	210,362,069	205,447,532	200,667,250	195,779,007	184,558,301
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, Series 2 and Series 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(3)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(4)Represents an impairment charge related to the right-of-use asset for one of our leased office spaces.
(5)Reflects the write-off of the portion of a below-market lease intangible attributable to below-market fixed rate renewal options that were not exercised due to the termination of the lease at the end of the initial lease term.
(6)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and shares issuable under forward equity sales agreements if the effect is dilutive for the reported period.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net Income	$67,321	$45,708	$249,591	$177,157
Adjustments:
Depreciation and amortization	65,839	56,568	244,510	196,794
Gains on sale of real estate	(6,868)	—	(19,001)	(8,486)
Funds From Operations (FFO)	126,292	102,276	475,100	365,465
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: FFO attributable to noncontrolling interests	(4,960)	(4,591)	(19,514)	(16,963)
Less: FFO attributable to participating securities	(504)	(387)	(1,843)	(1,296)
Company share of FFO	$118,513	$94,983	$444,485	$337,948

Company share of FFO per common share‐basic	$0.56	$0.52	$2.19	$1.98
Company share of FFO per common share‐diluted	$0.56	$0.51	$2.19	$1.98

FFO	$126,292	$102,276	$475,100	$365,465
Adjustments:
Acquisition expenses	39	162	369	613
Impairment of right-of-use asset	—	—	188	—
Loss on extinguishment of debt	—	38	—	915
Amortization of loss on termination of interest rate swaps	59	59	236	253
Non-capitalizable demolition costs	180	663	881	663
Write-offs of below-market lease intangibles related to unexercised renewal options(2)	—	(5,792)	(1,318)	(5,792)
Core FFO	126,570	97,406	475,456	362,117
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: Core FFO attributable to noncontrolling interests	(4,969)	(4,405)	(19,525)	(16,838)
Less: Core FFO attributable to participating securities	(505)	(368)	(1,844)	(1,282)
Company share of Core FFO	$118,781	$90,318	$444,829	$334,739

Company share of Core FFO per common share‐basic	$0.57	$0.49	$2.19	$1.96
Company share of Core FFO per common share‐diluted	$0.56	$0.49	$2.19	$1.96

Weighted-average shares outstanding-basic	210,089,164	184,161,577	202,883,704	170,467,365
Weighted-average shares outstanding-diluted	210,362,069	184,558,301	203,110,993	170,978,272
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)Reflects the write-off of the portion of a below-market lease intangible attributable to below-market fixed rate renewal options that were not exercised due to the termination of the lease at the end of the initial lease term.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Funds From Operations(2)	$126,292	$122,239	$115,703	$110,866	$102,276
Adjustments:
Amortization of deferred financing costs	1,000	1,001	999	856	840
Non-cash stock compensation	9,338	8,166	7,956	8,178	9,716
Loss on extinguishment of debt	—	—	—	—	38
Impairment of right-of-use asset	—	—	—	188	—
Amortization related to termination/settlement of interest rate derivatives	137	137	136	129	129
Note payable (discount) premium amortization, net	214	205	203	66	64
Non-capitalizable demolition costs	180	361	—	340	663
Deduct:
Preferred stock dividends	(2,315)	(2,314)	(2,315)	(2,314)	(2,315)
Straight line rental revenue adjustment(3)	(8,514)	(11,792)	(8,653)	(7,628)	(7,467)
Above/(below) market lease revenue adjustments(4)	(8,119)	(7,241)	(6,232)	(8,290)	(12,959)
Capitalized payments(5)	(12,443)	(10,581)	(8,885)	(8,924)	(7,757)
Accretion of net loan origination fees	(84)	—	—	—	—
Recurring capital expenditures(6)	(7,047)	(10,874)	(6,683)	(2,194)	(2,593)
2nd generation tenant improvements and leasing commissions(7)	(3,611)	(4,406)	(5,623)	(5,259)	(5,437)
Adjusted Funds From Operations (AFFO)	$95,028	$84,901	$86,606	$86,014	$75,198

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)The straight line rental revenue adjustment includes concessions of $4,285, $6,745, $3,179, $3,492 and $2,678 for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively.
(4)Above/(below) market lease revenue adjustments include the write-off of $0, $0, $0, $1,318 and $5,792 for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively, that is attributable to below-market fixed rate renewal options that were not exercised due to the termination of the lease at the end of the initial lease term.
(5)Includes capitalized interest, taxes, insurance and construction related compensation costs.
(6)Excludes nonrecurring capital expenditures of $80,398, $67,472, $45,902, $28,937 and $34,626 for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively.
(7)Excludes 1st generation tenant improvements and leasing commissions of $4,393, $1,256, $4,745, $666 and $552 for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Rental income(2)(3)	$207,909	$204,212	$194,098	$185,164	$178,422
Less: Property expenses	49,259	48,085	44,310	42,825	42,055
Net Operating Income (NOI)	$158,650	$156,127	$149,788	$142,339	$136,367
Above/(below) market lease revenue adjustments	(8,119)	(7,241)	(6,232)	(8,290)	(12,959)
Straight line rental revenue adjustment	(8,514)	(11,792)	(8,653)	(7,628)	(7,467)
Cash NOI	$142,017	$137,094	$134,903	$126,421	$115,941

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Net income	$67,321	$61,790	$56,910	$63,570	$45,708
Interest expense	14,570	15,949	17,180	13,701	13,670
Depreciation and amortization	65,839	60,449	58,793	59,429	56,568
Gains on sale of real estate	(6,868)	—	—	(12,133)	—
EBITDAre	$140,862	$138,188	$132,883	$124,567	$115,946
Stock-based compensation amortization	9,338	8,166	7,956	8,178	9,716
Loss on extinguishment of debt	—	—	—	—	38
Acquisition expenses	39	10	247	73	162
Impairment of right-of-use asset	—	—	—	188	—
Pro forma effect of acquisitions and loan issuance(4)	1,976	1,561	172	6,927	3,589
Pro forma effect of dispositions(5)	(89)	—	—	(178)	—
Adjusted EBITDA	$152,126	$147,925	$141,258	$139,755	$129,451
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)See footnote (1) on page 10 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects (reduction) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $(948), $(1,033), $(746), $(340) and $71 for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively.
(4)Represents the estimated impact on Q4'23 EBITDAre of Q4'23 acquisitions and the issuance of the $125 million loan receivable as if they had been acquired/issued on October 1, 2023, the impact on Q3'23 EBITDAre of Q3'23 acquisitions as if they had been acquired on July 1, 2023, the impact on Q2'23 EBITDAre of Q2'23 acquisitions as if they had been acquired on April 1, 2023, the impact on Q1'23 EBITDAre of Q1'23 acquisitions as if they had been acquired on January 1, 2023 and the impact on Q4'22 EBITDAre of Q4'22 acquisitions as if they had been acquired on October 1, 2022. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.
(5)Represents the impact on Q4'23 EBITDAre of Q4'23 dispositions as if they had been sold as of October 1, 2023 and Q1'23 EBITDAre of Q1'23 dispositions as if they had been sold as of January 1, 2023.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 15

Same Property Portfolio Performance.(1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	254
Square Feet	32,476,716

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended December 31,					Year Ended December 31,
	2023	2022	$ Change	% Change		2023	2022	$ Change	% Change
Rental income(2)(3)(4)	$141,292	$130,288	$11,004	8.4%		$551,644	$512,985	$38,659	7.5%
Property expenses	33,163	30,536	2,627	8.6%		125,380	118,992	6,388	5.4%
Same Property Portfolio NOI	$108,129	$99,752	$8,377	8.4%	(4)	$426,264	$393,993	$32,271	8.2%	(4)
Straight-line rental revenue adjustment	(2,735)	(2,904)	169	(5.8)%		(16,928)	(18,380)	1,452	(7.9)%
Above/(below) market lease revenue adjustments	(3,540)	(3,840)	300	(7.8)%		(14,497)	(16,547)	2,050	(12.4)%
Same Property Portfolio Cash NOI	$101,854	$93,008	$8,846	9.5%	(4)	$394,839	$359,066	$35,773	10.0%	(4)

Same Property Portfolio Occupancy:

	Three Months Ended December 31,			Three Months Ended September 30, 2023
	2023	2022	Year-over-Year Change (basis points)		Sequential Change (basis points)
Quarterly Weighted Average Occupancy:(5)
Los Angeles County	97.5%	97.7%	(20) bps	97.7%	(20) bps
Orange County	98.5%	99.4%	(90) bps	98.7%	(20) bps
Riverside / San Bernardino County	97.1%	96.6%	50 bps	97.5%	(40) bps
San Diego County	97.7%	99.0%	(130) bps	97.1%	60 bps
Ventura County	97.3%	99.7%	(240) bps	98.4%	(110) bps
Quarterly Weighted Average Occupancy	97.5%	97.9%	(40) bps	97.8%	(30) bps
Ending Occupancy:	97.5%	98.1%	(60) bps	97.9%	(40) bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)See “Same Property Portfolio Rental Income” on page 35 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursements and other income for the three months ended December 31, 2023 and 2022.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $(544) thousand and $50 thousand for the three months ended December 31, 2023 and 2022, respectively and $(1.4) million and $512 thousand for the year ended December 31, 2023 and 2022, respectively.
(4)Rental income includes lease termination fees of $3 thousand and $5 thousand for the three months ended December 31, 2023 and 2022, respectively, and $233 thousand and $101 thousand for the year ended December 31, 2023 and 2022, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 8.4% and 8.2% and Same Property Portfolio Cash NOI increased by approximately 9.5% and 9.9% during the three months and year ended December 31, 2023, compared to the three months and year ended December 31, 2022, respectively.
(5)Calculated by averaging the occupancy rate at the end of each month in 4Q-2023 and September 2023 (for 4Q-2023), the end of each month in 4Q-2022 and September 2022 (for 4Q-2022) and the end of each month in 3Q-2023 and June 2023 (for 3Q-2023).

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of December 31, 2023

Description	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Common shares outstanding(1)	211,998,010	206,134,730	200,680,708	200,418,714	188,839,713
Operating partnership units outstanding(2)	7,631,847	7,300,541	7,351,049	7,597,554	7,561,260
Total shares and units outstanding at period end	219,629,857	213,435,271	208,031,757	208,016,268	196,400,973
Share price at end of quarter	$56.10	$49.35	$52.22	$59.65	$54.64
Common Stock and Operating Partnership Units - Capitalization	$12,321,235	$10,533,031	$10,863,418	$12,408,170	$10,731,349
Series B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$161,250	$161,250	$161,250	$161,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	27,031	27,031	27,031	27,031	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,787	40,787	40,787	40,787	40,787
3.00% Series 3 Cumulative Redeemable Convertible Preferred Units(4)	12,000	12,000	12,000	12,000	12,000
Preferred Equity	$241,068	$241,068	$241,068	$241,068	$241,068
Total Equity Market Capitalization	$12,562,303	$10,774,099	$11,104,486	$12,649,238	$10,972,417

Total Debt	$2,243,025	$2,245,605	$2,245,972	$2,250,136	$1,950,515
Less: Cash and cash equivalents	(33,444)	(83,268)	(136,282)	(253,618)	(36,786)
Net Debt	$2,209,581	$2,162,337	$2,109,690	$1,996,518	$1,913,729
Total Combined Market Capitalization (Net Debt plus Equity)	$14,771,884	$12,936,436	$13,214,176	$14,645,756	$12,886,146
Net debt to total combined market capitalization	15.0%	16.7%	16.0%	13.6%	14.9%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	3.6x	3.7x	3.7x	3.6x	3.7x
Net debt & preferred equity to Adjusted EBITDA (quarterly results annualized)(5)	4.0x	4.1x	4.2x	4.0x	4.2x
(1)Excludes the following number of shares of unvested restricted stock: 348,440 (Dec 31, 2023), 349,557 (Sep 30, 2023), 361,033 (Jun 30, 2023), 365,416 (Mar 31, 2023) and 274,416 (Dec 31, 2022).
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Dec 31, 2023, includes 919,086 vested LTIP Units & 1,160,454 vested performance units & excludes 368,905 unvested LTIP Units & 1,740,217 unvested performance units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series B (3,000,000); 5.625% Series C (3,450,000).
(4)Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit, 906,374 outstanding Series 2 preferred units at a liquidation preference of $45 per unit and 164,998 outstanding Series 3 preferred units at a liquidation preference of $72.72825 per unit.
(5)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 32 and page 12 of this report, respectively.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of December 31, 2023
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)
Unsecured Debt:
$1.0 Billion Revolving Credit Facility(3)	5/26/2026(4)	SOFR+0.685%(5)	6.165%	$—
$400M Term Loan Facility	7/19/2024(4)	SOFR+0.76%(5)	4.832%(6)	400,000
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$300M Term Loan Facility	5/26/2027	SOFR+0.76%(5)	3.677%(7)	300,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$300M Senior Notes	6/15/2028	5.000%	5.000%	300,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes	12/1/2030	2.125%	2.125%	400,000
$400M Senior Notes - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
7612-7642 Woodwind Drive	1/5/2024	5.240%	5.240%	3,613
11600 Los Nietos Road	5/1/2024	4.190%	4.190%	2,290
$60M Term Loan Facility	10/27/2024(8)	SOFR+1.250%(8)	5.060%(9)	60,000
5160 Richton Street	11/15/2024	3.790%	3.790%	4,029
22895 Eastpark Drive	11/15/2024	4.330%	4.330%	2,539
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	6,984
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	14,596
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	3,852
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	1,741
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	2,881
			3.613%	$2,243,025

Debt Composition(1):
Category	Weighted Average Term Remaining (yrs)(10)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	4.6	3.613% (See Table Above)	3.613%	$2,243,025	100%
Variable	—	—	—%	$—	0%
Secured	2.2		4.564%	$118,025	5%
Unsecured	4.7		3.560%	$2,125,000	95%
*See footnotes on the following page*

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule(11):
Year	Secured(12)	Unsecured	Total	% Total	Effective Interest Rate(1)
2024	$72,471	$400,000	$472,471	21%	4.850%
2025	—	100,000	100,000	4%	4.290%
2026	6,984	—	6,984	—%	3.900%
2027	19,796	425,000	444,796	20%	3.759%
2028	14,152	300,000	314,152	14%	4.948%
2029	—	25,000	25,000	1%	3.880%
2030	—	400,000	400,000	18%	2.125%
2031	1,741	400,000	401,741	18%	2.163%
2032	—	—	—	—%	—%
2033	—	—	—	—%	—%
Thereafter	2,881	75,000	77,881	4%	4.034%
Total	$118,025	$2,125,000	$2,243,025	100%	3.613%
(1)Includes the effect of interest rate swaps effective as of December 31, 2023. See notes (6), (7) & (9) below. Excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $17.1 million as of December 31, 2023.
(3)The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our investment grade rating, not including the impact of the sustainability-linked pricing component. In February 2023, the facility fee decreased by 0.01% to 0.115% from 0.125% after certifying that our sustainability performance target was met for 2022.
(4)The $1.0B revolving credit facility has two six-month extensions and the $400M term loan facility has two one-year extensions at the borrower’s option, subject to certain terms and conditions.
(5)The interest rates on these loans are comprised of Daily SOFR for the revolving credit facility and $400M term loan facility and 1M SOFR for the $300M term loan facility, plus a SOFR adjustment of 0.10%, and an applicable margin ranging from 0.725% to 1.40% for the revolving credit facility and 0.80% to 1.60% for the $300M and $400M term loan facilities depending on our credit ratings and leverage ratio, not including the impact of the sustainability-linked pricing component, all of which may change from time to time. In February 2023, the applicable margin decreased by 0.04% to 0.685% from 0.725% for the revolving credit facility and to 0.76% from 0.80% for the $300M and $400M term loan facilities after certifying that our sustainability performance target was met for 2022.
(6)We effectively fixed Daily SOFR related to our $400M term loan facility at a weighted average rate of 3.97231%, commencing on April 3, 2023 through June 30, 2025, by executing four interest rate swap transactions with an aggregate notional value of $400.0 million. The hedged effective interest rate on the $400M term loan facility is 4.832%.
(7)We effectively fixed 1M SOFR related to our $300M term loan facility at a weighted average rate of 2.81725%, commencing on July 27, 2022 through May 26, 2027, by executing five interest rate swap transactions with an aggregate notional value of $300.0 million. The hedged effective interest rate on the $300M term loan facility is 3.677%.
(8)The $60M term loan facility has interest-only payment terms (1M SOFR + SOFR adjustment of 0.10% + margin of 1.250%) and three one-year extensions available at the borrower’s option, subject to certain terms & conditions.
(9)We effectively fixed 1M SOFR related to our $60M term loan facility at 3.710%, commencing on April 3, 2023 through July 30, 2026, by executing an interest rate swap with a notional value of $60.0 million. The hedged effective interest rate on the $60M term loan facility is 5.060%.
(10)The weighted average remaining term to maturity of our consolidated debt is 4.6 years, or 5.0 years including extension options.
(11)Excludes potential exercise of extension options.
(12)Excludes the effect of scheduled monthly principal payments on amortizing loans.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
2.5
2.0
1.5
1.0
0.5
0.0
1.1
1.8
2.1
1.5
1.9
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning/Redevelopment
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
94.6%
97.9%
93.8%
97.4%
94.0%
97.3%
94.1%
97.9%
94.1%
97.6%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Leasing Activity - Rent Change
GAAP
CASH
110%
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
77%
52%
80%
60%
97%
75%
65%
51%
63%
46%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Same Property Portfolio Ending Occupancy
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
98.1%
98.0%
98.1%
97.9%
97.5%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 20

Portfolio Overview.
At December 31, 2023	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(3)
Market	# of Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio(1)	Total Portfolio Excluding Repositioning/ Redevelopment(2)	Total (in 000’s)	Per Square Foot
Central LA	22	2,721,277	468,407	3,189,684	95.7%	87.8%	94.5%	98.2%	$37,224	$12.35
Greater San Fernando Valley	58	4,756,805	1,760,982	6,517,787	97.9%	89.1%	95.6%	98.2%	91,384	$14.67
Mid-Counties	28	2,258,247	962,172	3,220,419	97.8%	100.0%	98.5%	98.5%	49,651	$15.66
San Gabriel Valley	37	3,735,517	1,535,696	5,271,213	97.4%	95.7%	96.9%	98.3%	59,897	$11.72
South Bay	80	5,028,558	2,302,801	7,331,359	98.2%	82.7%	93.3%	97.2%	144,019	$21.05
Los Angeles County	225	18,500,404	7,030,058	25,530,462	97.6%	89.9%	95.4%	98.0%	382,175	$15.68

North Orange County	19	1,341,725	316,693	1,658,418	97.9%	68.0%	92.2%	99.7%	25,525	$16.70
OC Airport	9	795,313	304,672	1,099,985	99.9%	100.0%	99.9%	99.9%	20,773	$18.90
South Orange County	5	448,762	—	448,762	100.0%	—%	100.0%	100.0%	6,736	$15.01
West Orange County	10	725,788	576,071	1,301,859	100.0%	63.6%	83.9%	100.0%	15,817	$14.48
Orange County	43	3,311,588	1,197,436	4,509,024	99.1%	74.0%	92.4%	99.9%	68,851	$16.52

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	635	$19.09
Inland Empire West	50	5,818,077	3,323,662	9,141,739	96.3%	80.9%	90.7%	95.8%	114,888	$13.85
Riverside / San Bernardino County	51	5,851,335	3,323,662	9,174,997	96.4%	80.9%	90.8%	95.8%	115,523	$13.87

Central San Diego	21	1,237,370	772,591	2,009,961	97.4%	85.2%	92.7%	93.8%	33,984	$18.24
North County San Diego	14	1,301,280	178,212	1,479,492	98.6%	58.8%	93.8%	100.0%	19,801	$14.27
San Diego County	35	2,538,650	950,803	3,489,453	98.0%	80.2%	93.2%	96.4%	53,785	$16.54

Ventura	19	2,274,739	881,693	3,156,432	96.7%	96.7%	96.7%	97.9%	36,600	$11.99
Ventura County	19	2,274,739	881,693	3,156,432	96.7%	96.7%	96.7%	97.9%	36,600	$11.99
CONSOLIDATED TOTAL / WTD AVG	373	32,476,716	13,383,652	45,860,368	97.5%	86.0%	94.1%	97.6%	$656,934	$15.22
(1)See page 36 for historical occupancy by County.
(2)Excludes space aggregating 1,625,212 square feet at our properties that were in various stages of repositioning, redevelopment or lease-up as of December 31, 2023. See pages 26-27 for additional details on these properties.
(3)See page 32 for definitions and details on how these amounts are calculated.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 21

Leasing Statistics and Trends.
(unaudited results)

Leasing Activity and Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023(1)	Dec 31, 2022(2)
Leasing Spreads:
GAAP Rent Change	63.1%	64.8%	96.8%	80.2%	77.0%
Cash Rent Change	45.6%	51.4%	74.8%	59.7%	52.4%

Leasing Activity (SF):(3)
New leases	727,886	862,420	961,235	522,288	411,428
Renewal leases	1,196,023	667,179	1,165,452	1,254,005	736,124
Total leasing activity	1,923,909	1,529,599	2,126,687	1,776,293	1,147,552

Total expiring leases	(2,193,335)	(1,653,111)	(2,065,869)	(2,461,943)	(1,457,914)
Expiring leases - placed into repositioning/redevelopment	473,701	557,387	395,180	720,119	301,572
Net absorption(4)	204,275	433,875	455,998	34,469	(8,790)
Retention rate(5)	77%	62%	71%	83%	70%
Retention + Backfill rate(6)	84%	80%	79%	90%	83%

Leasing Activity and Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:(7)
				GAAP Rent			Cash Rent
Fourth Quarter 2023:	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)	Current Lease	Prior Lease	Rent Change - GAAP	Current Lease	Prior Lease	Rent Change - Cash	Weighted Average Abatement (Months)	Turnover Costs per SF(8)
New	47	727,886	4.1	$19.90	$13.47	47.8%	$19.20	$14.56	31.8%	0.9	$6.58
Renewal	57	1,196,023	4.0	$21.08	$12.67	66.4%	$20.27	$13.65	48.5%	1.3	$2.95
Total / Wtd. Average	104	1,923,909	4.0	$20.89	$12.81	63.1%	$20.09	$13.80	45.6%	1.2	$3.56
(1)Q1-23 leasing spreads included a 164,500 RSF tenant with a below-market fixed rate renewal option. This lease impacted quarterly leasing spreads by ~1,700 basis points on both a GAAP and cash basis.
(2)Q4-22 leasing spreads included a 112,000 RSF tenant with a below-market fixed rate renewal option. This lease impacted quarterly leasing spreads by ~700 basis points on both a GAAP and cash basis.
(3)Excludes month-to-month tenants.
(4)Net absorption represents total leasing activity, less expiring leases adjusted for square footage placed into Repositioning, Redevelopment or “Other Repositioning.” Net absorption for all stated periods reflects the current definition.
(5)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning/redevelopment (including “Other Repositioning” projects) after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.
(6)Retention + Backfill rate represents square feet retained (per Retention rate definition in footnote 5) plus the square footage of move outs in the quarter which were re-leased prior to or during the same quarter, divided by expiring lease square footage.
(7)GAAP and cash rent statistics and turnover costs exclude 23 leases aggregating 943,916 RSF for which there was no comparable lease data. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
(8)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for 1st generation leases.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 22

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of December 31, 2023:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	1,273,392	$—	$—
Repositioning/Redevelopment(1)	—	1,237,652	—	$—
MTM Tenants	5	93,611	1,489	$15.90
2023	30	433,258	6,932	$16.00
2024	391	6,358,594	84,128	$13.23
2025	395	7,654,735	109,179	$14.26
2026	353	7,958,431	111,096	$13.96
2027	168	5,322,545	86,243	$16.20
2028	127	4,061,486	72,633	$17.88
2029	59	2,773,634	46,495	$16.76
2030	24	1,944,102	29,815	$15.34
2031	23	3,328,558	48,216	$14.49
2032	15	973,530	20,647	$21.21
Thereafter	35	2,446,840	49,884	$20.39
Total Portfolio	1,625	45,860,368	$666,757	$15.38
(1)Represents vacant space at properties that were classified as repositioning or redevelopment as of December 31, 2023. Excludes completed or pre-leased repositioning/redevelopment properties and properties in lease-up. See pages 26-27 for additional details on these properties.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 23

Top Tenants and Lease Segmentation.
(unaudited results)

Top 20 Tenants as of December 31, 2023

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Tireco, Inc.	Inland Empire West	1,101,840	$18,511	2.8%	$16.80	1/31/2025
L3 Technologies, Inc.	Multiple Submarkets(2)	595,267	$12,555	1.9%	$21.09	9/30/2031
Zenith Energy West Coast Terminals LLC	South Bay	—(3)	$11,446	1.7%	$3.28(3)	9/29/2041
Federal Express Corporation	Multiple Submarkets(4)	527,861	$10,824	1.6%	$20.51	11/30/2032(4)
Cubic Corporation	Central San Diego	515,382	$10,786	1.6%	$20.93	3/31/2038(5)
GXO Logistics Supply Chain, Inc.	Mid-Counties	411,034	$8,385	1.3%	$20.40	11/30/2028
Best Buy Stores, L.P.	Inland Empire West	501,649	$8,201	1.2%	$16.35	6/30/2029
The Hertz Corporation	South Bay	38,680(6)	$7,932	1.2%	$9.90(6)	3/31/2026
IBY, LLC	San Gabriel Valley	993,142	$6,837	1.0%	$6.88	4/5/2031
Michael Kors (USA)	Mid-Counties	565,619	$6,098	0.9%	$10.78	11/30/2026
Top 10 Tenants		5,250,474	$101,575	15.2%
Top 11 - 20 Tenants		2,714,416	$44,134	6.6%
Total Top 20 Tenants		7,964,890	$145,709	21.8%
(1)See page 32 for further details on how these amounts are calculated.
(2)Includes (i) 133,836 RSF expiring Dec 31, 2024 and (ii) 461,431 RSF expiring Sep 30, 2031.
(3)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.4 million or $3.28 per land square foot.
(4)Includes (i) one land lease in North OC expiring Dec 31, 2023, (ii) one land lease in LA-Mid-Counties expiring Jul 31, 2025, (iii) one land lease in North OC expiring Oct 31, 2026, (iv) 30,160 RSF in Ventura expiring Sep 30, 2027, (v) one land lease in LA-Mid-Counties expiring Jun 30, 2029, (vi) 42,270 RSF in LA-South Bay expiring Oct 31, 2030, (vii) 311,995 RSF in North County San Diego expiring Feb 28, 2031, & (viii) 143,436 RSF in LA-South Bay expiring Nov 30, 2032.
(5)Includes (i) 200,155 RSF expiring Mar 31, 2026 and (ii) 315,227 RSF expiring Mar 31, 2038.
(6)The tenant is leasing 18.4 acres of land with ABR of $7.9 million or $9.90 per land square foot.

Lease Segmentation by Size:
Square Feet	Number of Leases	Leased Building Rentable SF		Building Rentable SF		Building Leased %		Building Leased % Excl. Repo/Redev	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)
<4,999	640	1,554,953		1,677,171		92.7%		93.9%	$28,062	4.2%	$18.05
5,000 - 9,999	230	1,628,680		1,789,076		91.0%		93.5%	28,833	4.3%	$17.70
10,000 - 24,999	303	4,884,429		5,363,457		91.1%		94.7%	83,074	12.5%	$17.01
25,000 - 49,999	168	6,200,744		6,721,778		92.2%		96.0%	94,004	14.1%	$15.16
50,000 - 99,999	118	8,458,195		8,953,947		94.5%		100.0%	127,786	19.2%	$15.11
>100,000	108	20,429,021		21,106,399		96.8%		99.0%	262,925	39.4%	$12.87
Building Subtotal / Wtd. Avg.	1,567	43,156,022	(2)	45,611,828	(2)	94.6%	(2)	97.9%	$624,684	93.7%	$14.48
Land/IOS(3)	25	8,920,259	(4)						39,862	6.0%	$4.47	(4)
Other(3)	33								2,211	0.3%
Total	1,625								$666,757	100.0%
(1)See page 32 for further details on how these amounts are calculated.
(2)Excludes 193,302 leased RSF and 248,540 building RSF that are associated with “Land/IOS.” Including this RSF, total portfolio is 94.5% leased.
(3)“Land/IOS” includes leases for improved land sites and industrial outdoor storage (IOS) sites. “Other” includes amounts related to cellular tower, solar and parking lot leases.
(4)Represents land square feet and ABR per land square foot.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 24

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Year Ended December 31, 2023

					Year to Date
	Q4-2023	Q3-2023	Q2-2023	Q1-2023	Total	SF(1)	PSF
Tenant Improvements:
New Leases – 1st Generation(2)	$1,401	$77	$56	$38	$1,572	1,400,053	$1.12
New Leases – 2nd Generation	20	89	—	4	113	90,902	$1.24
Renewals	108	324	139	255	826	536,858	$1.54
Total Tenant Improvements	$1,529	$490	$195	$297	$2,511

Leasing Commissions & Lease Costs:
New Leases – 1st Generation	$2,992	$1,179	$4,689	$628	$9,488	1,171,683	$8.10
New Leases – 2nd Generation	456	3,239	2,404	1,553	7,652	1,832,823	$4.17
Renewals	3,027	754	3,080	3,447	10,308	3,530,689	$2.92
Total Leasing Commissions & Lease Costs	$6,475	$5,172	$10,173	$5,628	$27,448

Total Recurring Capex	$7,047	$10,874	$6,683	$2,194	$26,798	44,002,786	$0.61
Recurring Capex % of NOI	4.4%	7.0%	4.5%	1.5%	4.4%
Recurring Capex % of Rental Income	3.4%	5.3%	3.4%	1.2%	3.4%

Nonrecurring Capex:
Repositioning and Redevelopment in Process(3)	$72,830	$59,869	$39,094	$24,621	$196,414
Unit Renovation(4)	2,293	2,058	1,000	1,086	6,437
Other(5)	5,275	5,545	5,808	3,230	19,858
Total Nonrecurring Capex	$80,398	$67,472	$45,902	$28,937	$222,709	32,392,200	$6.88

Other Capitalized Costs(6)	$12,721	$10,855	$9,154	$9,120	$41,850

(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Q4-2023 spend is related to leases that were executed in prior years and assumed through prior year acquisitions.
(3)Includes capital expenditures related to properties that were under repositioning or redevelopment as of December 31, 2023. See pages 26-27 for details of these properties.
(4)Includes non-tenant-specific capital expenditures with costs less than $100,000 per unit.
(5)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(6)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on redevelopment, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or redevelopment projects.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 25

Properties and Space Under Repositioning/Redevelopment.(1)
As of December 31, 2023	(unaudited results, $ in millions)

Repositioning

	Total Property RSF(2)	Repo/ Lease-Up RSF(2)	Total Property Leased % 12/31/23	Est. Constr. Period(1)		Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 4Q-2023(1)	Est. Annual Stabilized Cash NOI(1)	Est. Unlevered Stabilized Yield(1)
Property (Submarket)				Start	Target Complet.
CURRENT REPOSITIONING:
444 Quay Avenue (South Bay)	26,700	26,700	100%(4)	1Q-23	1Q-24	2Q-24	$25.8	$10.0	$35.8	$34.0	$0.0	$3.2	8.9%
500 Dupont Avenue (Inland Empire West)	274,852	274,852	—%	1Q-23	1Q-24	3Q-24	58.8	10.6	69.4	65.6	0.0	4.2	6.0%
11308-11350 Penrose Street (SF Valley)(5)	151,011	71,547	53%	1Q-23	1Q-24	3Q-24	12.1	5.2	17.3	16.5	0.0	1.4	7.8%
4039 Calle Platino (North County SD)	143,552	73,696	70%	2Q-23	1Q-24	3Q-24	20.5	4.2	24.7	23.4	0.2	2.0	8.0%
8902-8940 Activity Road (Central SD)(6)	112,876	13,950	98%(6)	3Q-23	1Q-24	1Q-24	3.3	1.8	5.1	4.6	0.0	0.4	7.0%
2880 Ana Street (South Bay)	LAND	LAND	—%	3Q-23	2Q-24	4Q-24	34.9	5.5	40.4	35.7	0.0	1.8	4.5%
14434-14527 San Pedro Street (South Bay)	58,094	58,094	—%	3Q-23	2Q-25	4Q-25	49.8	14.6	64.4	49.8	0.0	3.6	5.5%
29120 Commerce Center Drive (SF Valley)	135,258	135,258	100%(7)	3Q-23	4Q-25	3Q-26	27.1	4.0	31.1	30.8	0.3	2.4	7.8%
263-321 Gardena Blvd (South Bay)	55,238	55,238	—%	4Q-23	3Q-24	1Q-25	16.2	2.9	19.1	16.4	0.2	2.2	11.7%
Total/Weighted Average	957,581	709,335					$248.5	$58.8	$307.3	$276.8	$0.7	$21.2	6.9%

LEASE-UP REPOSITIONING:
8210-8240 Haskell Avenue (SF Valley)	52,934	52,934	28%	1Q-22	1Q-23	1Q-24	$12.5	$2.3	$14.8	$14.3	$0.0	$0.9	6.2%
20851 Currier Road (SG Valley)	59,412	59,412	—%	1Q-23	2Q-23	2Q-24	22.0	2.1	24.1	23.6	(0.1)	1.1	4.5%
9755 Distribution Avenue (Central SD)	47,666	23,726	50%	2Q-23	4Q-23	3Q-24	5.5	1.9	7.4	7.0	0.1	0.9	12.4%
Total/Weighted Average	160,012	136,072					$40.0	$6.3	$46.3	$44.9	$0.0	$2.9	6.3%

STABILIZED REPOSITIONING:
19431 Santa Fe Avenue (South Bay)	LAND	LAND	100%	1Q-22	4Q-23	4Q-23	$10.8	$3.4	$14.2	$14.2	$0.4	$1.8	12.9%
2800 Casitas Avenue (SF Valley)	116,158	116,158	100%	1Q-23	4Q-23	4Q-23	43.9	8.3	52.2	52.0	0.0	2.8	5.4%
Total/Weighted Average	116,158	116,158					$54.7	$11.7	$66.4	$66.2	$0.4	$4.6	7.0%

FUTURE REPOSITIONING:
17311 Nichols Lane (OC West)	104,182	104,182	100%	1Q-24	2Q-24	3Q-24	$17.1	$4.6	$21.7	$17.3	$0.2	$1.7	8.0%
East 27th Street (Central LA)(8)	300,389	126,563	43%	1Q-24	4Q-24	2Q-25	26.9	6.5	33.4	27.1	0.1	2.0	6.0%
19301 Santa Fe Avenue (South Bay)	LAND	LAND	76%	1Q-24	4Q-24	2Q-25	14.7	4.6	19.3	14.9	0.0	1.0	5.0%
122-125 N. Vinedo Avenue (SF Valley)	48,381	48,381	100%	1Q-24	4Q-24	3Q-25	5.3	3.2	8.5	5.5	0.2	1.2	13.5%
1020 Bixby Drive (SG Valley)	56,915	56,915	100%	1Q-24	4Q-24	3Q-25	16.5	3.2	19.7	16.7	0.3	0.9	4.5%
12907 Imperial Highway (Mid-Counties)	101,080	101,080	100%	1Q-24	4Q-24	3Q-25	12.3	3.5	15.8	12.4	0.3	2.0	12.4%
17000 Kingsview Avenue (South Bay)	100,121	100,121	100%	1Q-24	1Q-25	4Q-25	14.0	4.4	18.4	14.1	0.3	1.6	8.5%
29125 Avenue Paine (SF Valley)	176,107	176,107	100%(9)	1Q-24	3Q-25	1Q-26	45.3	5.9	51.2	45.7	0.2	3.1	6.0%
East 46th Street (Central LA)	190,663	78,928	100%	2Q-24	2Q-25	1Q-26	14.7	6.0	20.7	14.7	0.5	2.0	9.6%
3131 Harcourt Street (South Bay)	34,000	34,000	100%	3Q-24	3Q-25	2Q-26	54.4	9.9	64.3	54.9	0.4	2.6	4.1%
14400 Figueroa Street (South Bay)	56,700	56,700	—%	3Q-24	4Q-25	3Q-26	61.4	13.1	74.5	62.1	0.0	3.0	4.0%
8985 Crestmar Point (Central SD)	53,395	53,395	87%	4Q-24	3Q-25	2Q-26	8.1	6.4	14.5	8.1	0.1	0.8	5.4%
Total/Weighted Average	1,221,933	936,372					$290.7	$71.3	$362.0	$293.5	$2.6	$21.9	6.0%

Total Repositioning (Excluding Other)	2,455,684	1,897,937					$633.9	$148.1	$782.0	$681.4	$3.7	$50.6	6.4%

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of December 31, 2023	(unaudited results, $ in millions)

Redevelopment

	Projected RSF(10)	Total Property Leased % 12/31/2023	Est. Constr. Period(1)		Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Redev Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 4Q-2023(1)	Est. Annual Stabilized Cash NOI(1)	Est. Unlevered Stabilized Yield(1)
Property (Submarket)			Start	Target Complet.
CURRENT REDEVELOPMENT:
1055 Sandhill Avenue (South Bay)	127,857	—%	3Q-21	2Q-24	4Q-24	$12.0	$18.6	$30.6	$26.3	$0.0	$2.6	8.6%
9615 Norwalk Boulevard (Mid-Counties)	201,571	—%	3Q-21	1Q-25	3Q-25	9.6	46.4	56.0	30.5	0.0	4.5	8.0%
9920-10020 Pioneer Blvd (Mid-Counties)	162,231	—%	4Q-21	2Q-24	4Q-24	23.6	33.4	57.0	46.0	0.0	3.3	5.9%
1901 Via Burton (North OC)	139,449	—%	1Q-22	2Q-24	4Q-24	24.5	21.2	45.7	37.5	0.0	3.0	6.5%
3233 Mission Oaks Blvd. (Ventura)(11)	117,358	—%	2Q-22	2Q-24	2Q-25	40.7	27.8	68.5	55.1	0.9	5.6	8.1%
6027 Eastern Avenue (Central LA)	93,498	—%	3Q-22	3Q-24	1Q-25	23.4	19.9	43.3	32.6	0.0	1.9	4.4%
8888-8992 Balboa Avenue (Central SD)	123,488	—%	3Q-22	3Q-24	2Q-25	19.9	20.9	40.8	29.2	0.0	2.5	6.1%
2390-2444 American Way (North OC)	100,483	—%	4Q-22	2Q-24	4Q-24	17.1	19.3	36.4	32.3	0.0	2.0	5.5%
12118 Bloomfield Avenue (Mid-Counties)	109,447	—%	4Q-22	4Q-24	1Q-25	16.7	20.4	37.1	20.0	0.0	2.4	6.6%
4416 Azusa Canyon Road (SG Valley)	130,063	—%	4Q-22	4Q-24	3Q-25	12.3	20.9	33.2	15.9	0.0	2.5	7.7%
3071 Coronado Street (North OC)	105,173	—%	1Q-23	1Q-24	3Q-24	28.2	17.8	46.0	41.6	0.0	2.2	4.8%
15010 Don Julian Road (SG Valley)	219,242	—%	1Q-23	1Q-25	3Q-25	22.9	31.7	54.6	26.7	0.0	3.9	7.1%
21515 Western Avenue (South Bay)	84,100	—%	2Q-23	1Q-25	4Q-25	19.1	19.3	38.4	21.7	0.0	1.8	4.6%
12772 San Fernando Road (SF Valley)	143,421	—%	3Q-23	3Q-24	1Q-25	22.1	23.8	45.9	24.3	0.0	3.0	6.6%
19900 Plummer Street (SF Valley)	79,900	—%	3Q-23	4Q-24	2Q-25	15.5	15.8	31.3	16.8	0.0	1.6	5.1%
17907-18001 Figueroa Street (South Bay)	76,722	—%	4Q-23	4Q-24	3Q-25	20.2	17.7	37.9	20.2	0.0	2.5	6.5%
Rancho Pacifica - Bldg 5 (South Bay)(12)	76,500	—%	4Q-23	4Q-24	3Q-25	9.3	16.3	25.6	10.6	0.0	1.5	5.8%
1500 Raymond Avenue (North OC)	138,497	—%	4Q-23	1Q-25	3Q-25	46.1	25.0	71.1	48.9	0.0	3.1	4.4%
Total/Weighted Average	2,229,000					$383.2	$416.2	$799.4	$536.2	$0.9	$49.9	6.2%

LEASE-UP REDEVELOPMENT:
12752-12822 Monarch St. (West OC)(13)	163,864	24%	1Q-22	2Q-23	2Q-24	$34.1	$18.6	$52.7	$51.2	$0.0	$4.0	7.7%

FUTURE REDEVELOPMENT:
13711 Freeway Drive (Mid-Counties)	104,500	100%	2Q-24	3Q-25	1Q-26	$34.1	$21.4	$55.5	$34.6	$0.3	$2.6	4.6%
14940 Proctor Road (SG Valley)	165,537	100%	3Q-24	4Q-25	2Q-26	28.8	25.3	54.1	29.6	0.4	2.8	5.1%
7815 Van Nuys Blvd (SF Valley)	77,000	88%	3Q-24	4Q-25	2Q-26	25.6	16.3	41.9	25.7	0.1	1.9	4.5%
404-430 Berry Way (North OC)	147,000	16%	2Q-25	3Q-26	1Q-27	23.8	27.5	51.3	24.0	0.1	2.9	5.7%
Total/Weighted Average	494,037					$112.3	$90.5	$202.8	$113.9	$0.9	$10.2	5.0%

Total Redevelopment	2,886,901					$529.6	$525.3	$1,054.9	$701.3	$1.8	$64.1	6.1%

Total Repositioning / Redevelopment	4,784,838					$1,163.5	$673.4	$1,836.9	$1,382.7	$5.5	$114.7	6.2%

OTHER REPOSITIONING:
21 projects totaling 639,806 RSF with estimated costs < $2 million individually(14)							$25.7		$9.2	$2.0	$21.4	6.5% - 7.5%
— See numbered footnotes on page 28 —

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of December 31, 2023	(unaudited results, in thousands, except square feet)

Prior and Current Year Stabilized Repositioning/Redevelopment
Property (Submarket)	Rentable Square Feet	Stabilized Period	Unlevered Stabilized Yield
29025 Avenue Paine (SF Valley)	111,260	1Q-22	6.6%
900 East Ball Road (North OC)	62,607	2Q-22	6.9%
11600 Los Nietos Road (Mid-Counties)	106,251	3Q-22	9.3%
3441 MacArthur Boulevard (OC Airport)	124,102	3Q-22	14.4%
415-435 Motor Avenue (SG Valley)	94,321	4Q-22	12.2%
15650-15700 Avalon Boulevard (South Bay)	98,259	4Q-22	7.7%
19475 Gramercy Place (South Bay)	47,712	4Q-22	7.7%
12821 Knott Street (West OC)	165,171	2Q-23	10.3%
12133 Greenstone Avenue (Mid-Counties)	LAND	2Q-23	7.2%
14100 Vine Place (Mid-Counties)	122,514	2Q-23	4.5%
15601 Avalon Boulevard (South Bay)	86,879	2Q-23	6.5%
19431 Santa Fe Avenue (South Bay)	LAND	4Q-23	12.9%
2800 Casitas Avenue (SF Valley)	116,158	4Q-23	5.4%
(1)For definitions of “Properties and Space Under Repositioning/Redevelopment,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Redevelopment Costs,” “Projected Total Investment,” “Cumulative Investment to Date,” “Estimated Annual Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Unlevered Stabilized Yield” and “Stabilization Date - Properties and Space Under Repositioning” see pages 34 - 35 in the Notes and Definitions section of this report.
(2)“Total Property RSF” is the total RSF of the entire property or particular building(s) (footnoted if applicable) under repositioning. “Repositioning/Lease-up RSF” is the actual RSF that is subject to repositioning at the property/building, and may be less than Total Property RSF.
(3)Represents the estimated quarter that the project will reach stabilization. Includes time to complete construction and lease-up the project. The actual period of stabilization may vary materially from our estimates.
(4)As of December 31, 2023, 444 Quay has been leased and the tenant is expected to take occupancy in 2Q-24.
(5)Costs and yield shown reflect only the 8430 Tujunga Avenue & 11320-11350 Penrose Street building being repositioned.
(6)Costs and yield shown reflect only the 8902 Activity Road building being repositioned. As of December 31, 2023, the 8902 Activity Road building has been leased and the tenants are expected to take occupancy in 1Q-24.
(7)As of December 31, 2023, 29120 Commerce Center Drive has been leased on a short-term basis through June 30, 2025. We are currently performing repositioning work around the short-term tenant.
(8)Costs and yield shown reflect only the 2034-2040 East 27th Street building being repositioned.
(9)As of December 31, 2023, 29125 Avenue Paine has been leased on a short-term basis through June 30, 2025. We are planning to perform repositioning work around the short-term tenant.
(10)Represents the estimated rentable square footage of the project upon completion of redevelopment.
(11)As of December 31, 2023, 3233 Mission Oaks Blvd comprises 409,217 RSF which are not being redeveloped. We are constructing one new building comprising 117,358 RSF. We are also performing site work across the entire project. At completion, the total project will contain 526,575 RSF. Costs and yield shown reflect the entire project.
(12)Rancho Pacifica Building 5 is located at 2370-2398 Pacifica Place and represents one building totaling 51,594 RSF, out of six buildings at our Rancho Pacifica Park property, which had a total of 1,111,885 RSF. We are demolishing the existing building and are constructing a new building comprising approximately 76,500 RSF. Amounts detailed in the tables above (RSF, leased %, costs, NOI and stabilized yield) reflect only this one building.
(13)As of December 31, 2023, 12752-12822 Monarch Street comprises 275,189 RSF. The project includes 111,325 RSF that were not redeveloped. We repositioned 65,968 RSF, and demolished 99,925 RSF and constructed a new 97,896 RSF building in its place. Costs and yield shown reflect the entire project.
(14)“Other Repositioning” includes 21 projects where estimated costs are generally less than $2.0 million individually. Repositioning at these 21 projects totals 639,806 RSF.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 28

Current Year Investments and Dispositions Summary.
As of December 31, 2023							(unaudited results)

2023 Acquisitions
Investment Date	Property Address	County	Submarket	Rentable Square Feet		Investment Price ($ in MM)	Occ. % at Acquisition	Est. Unlevered Stabilized Yield
1/6/2023	16752 Armstrong Avenue	Orange	OC Airport	81,600		$40.00	100%	5.7%
1/30/2023	10545 Production Avenue	Riverside / San Bernardino	Inland Empire West	1,101,840		365.00	100%	5.0%
2/28/2023	3520 Challenger Street	Los Angeles	South Bay	49,336		14.20	100%	6.3%
3/28/2023	9000 Airport Blvd	Los Angeles	South Bay	38,680	(1)	143.00	100%	6.3%
3/30/2023	9223-33 & 9323 Balboa Avenue and 4285 Ponderosa Avenue(2)	San Diego	Central San Diego	515,382		200.00	100%	7.4%
4/7/2023	13925 Benson Avenue	Riverside / San Bernardino	Inland Empire West	38,143		27.50	100%	6.3%
4/14/2023	19301 Santa Fe Avenue(3)	Los Angeles	South Bay	41,638		14.60	81%	5.3%
4/21/2023	2395-2399 Bateman Avenue	Los Angeles	San Gabriel Valley	134,952		41.20	100%	5.4%
7/13/2023	27712 & 27756 Avenue Mentry	Los Angeles	Greater San Fernando Valley	220,752		38.01	100%	5.5%
7/14/2023	5630 Cerritos Avenue	Orange	West Orange County	76,032		21.35	100%	6.4%
7/20/2023	9400-9500 Santa Fe Springs Road	Los Angeles	Mid-Counties	595,304		210.00	100%	6.2%
7/26/2023	422 Rosecrans Avenue(3)	Los Angeles	South Bay	9,350		2.85	100%	6.6%
7/27/2023	14650 Hoover Street	Orange	West Orange County	59,679		22.30	100%	5.1%
8/18/2023	2500 Thompson Street	Los Angeles	South Bay	174,691		20.25	100%	5.3%
10/26/2023	15801 West 1st Street(4)	Los Angeles	San Gabriel Valley	993,142		120.00	100%	5.6%
12/15/2023	600-708 Vermont Avenue	Orange	North Orange County	133,836		57.03	100%	6.7%
12/28/2023	11234 Rush Street(3)	Los Angeles	San Gabriel Valley	6,370		12.50	—%	6.4%
Total 2023 Acquisitions				4,270,727		$1,349.79

2023 Secured Loan Issuance
10/26/2023	San Gabriel Valley Secured Loan(4)	Los Angeles	San Gabriel Valley	—		$125.00	N/A	8.0%

Total 2023 Investments (Acquisitions + Secured Loan Issuance)				4,270,727		$1,474.79

2023 Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
3/28/2023	8101-8117 Orion Ave.	Los Angeles	Greater San Fernando Valley	48,394	$17.00
12/5/2023	3720-3750 W. Warner Avenue	Orange	OC Airport	38,643	11.28
Total 2023 Dispositions				87,037	$28.28
(1)Represents acquisition of 18.4 acres of industrial zoned land.
(2)Represents acquisition of three properties in one consolidated transaction.
(3)Represents acquisition of a current or near-term redevelopment site.
(4)In conjunction with the acquisition of 15801 West 1st Street, the Company issued a $125.0 million loan to the seller securitized by an adjacent 150-acre industrial development site. The five-year, fixed rate loan has an effective interest rate of 8.0% and includes a right of first offer for the Company to acquire the underlying industrial development site in the future.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 29

Subsequent Investments and Dispositions Summary.
As of February 6, 2024					(unaudited results)

2024 Subsequent Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Est. Unlevered Stabilized Yield
1/31/2024	5000 & 5010 Azusa Canyon Rd	Los Angeles	San Gabriel Valley	233,984	$84.00	100%	5.4%
Total 2024 Subsequent Investments				233,984	$84.00

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 30

Net Asset Value Components.
As of December 31, 2023	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Dec 31, 2023
Total operating rental income	$207,909
Property operating expenses	(49,259)
Pro forma effect of uncommenced leases(2)	1,436
Pro forma effect of acquisitions(3)	1,294
Pro forma effect of dispositions(4)	(89)
Pro forma NOI effect of significant properties classified as repositioning, redevelopment and lease-up(5)	23,485
Pro Forma NOI	184,776
Above/(below) market lease revenue adjustments	(8,119)
Straight line rental revenue adjustment	(8,514)
Pro Forma Cash NOI	$168,143

Balance Sheet Items
Other assets and liabilities	December 31, 2023
Cash and cash equivalents	$33,444
Loan receivable, net	122,784
Rents and other receivables, net	17,494
Other assets	25,225
Acquisition related deposits	2,125
Accounts payable, accrued expenses and other liabilities	(128,842)
Dividends payable	(83,733)
Tenant security deposits	(84,872)
Prepaid rents	(115,002)
Estimated remaining cost to complete repositioning/redevelopment projects	(452,011)
Total other assets and liabilities	$(663,388)

Debt and Shares Outstanding
Total consolidated debt(6)	$2,243,025
Preferred stock/units - liquidation preference	$241,068

Common shares outstanding(7)	211,998,010
Operating partnership units outstanding(8)	7,631,847
Total common shares and operating partnership units outstanding	219,629,857
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions & reconciliation section beginning on page 32 and page 12 of this report, respectively.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of October 1, 2023.
(3)Represents the estimated incremental NOI from Q4'23 acquisitions as if they had been acquired on October 1, 2023. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of October 1, 2023.
(4)Represents the deduction of actual Q4'23 NOI for the properties that were sold during the current quarter. See page 29 for a detail of current year disposition properties.
(5)Represents the estimated incremental NOI from the properties that were classified as current or future repositioning/redevelopment, lease-up or stabilized during the three months ended December 31, 2023, assuming that all repositioning/redevelopment work had been completed and all of the properties were fully stabilized as of October 1, 2023. Includes all properties that are separately listed on pages 26 - 27 and excludes “Other Repositionings.” We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of October 1, 2023.
(6)Excludes unamortized loan discount and debt issuance costs totaling $17.1 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 348,440 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 919,086 vested LTIP Units and 1,160,454 vested performance units and excludes 368,905 unvested LTIP Units and 1,740,217 unvested performance units.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 31

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of December 31, 2023, multiplied by 12. Includes leases that have commenced as of December 31, 2023 or leases where tenant has taken early possession of space as of December 31, 2023. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of December 31, 2023.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to December 31, 2023, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of December 31, 2023, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of December 31, 2023.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of December 31, 2023.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of December 31, 2023.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, redevelopment, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Non-GAAP FFO and Core FFO Reconciliations” on pages 12 - 13. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by us to be part of our on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 32

Notes and Definitions.

Debt Covenants ($ in thousands)

		December 31, 2023
	Current Period Covenant	Revolver, $300M, $400M & $60M Term Loan Facilities	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	19.9%	22.2%
Maximum Secured Leverage Ratio	less than 45%	1.0%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	1.1%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$6,420,711	N/A	$9,023,064
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	6.28 to 1.0	6.28 to 1.0
Unencumbered Leverage Ratio	less than 60%	20.4%	22.8%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	7.87 to 1.00	7.87 to 1.00

		December 31, 2023
	Current Period Covenant	Senior Notes ($400M due 2030 & $400M due 2031)
Maximum Debt to Total Asset Ratio	less than 60%	19.1%
Maximum Secured Debt to Total Asset Ratio	less than 40%	1.0%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	5.94 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	5.36 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses, (iv) impairments of right of use assets and (v) the pro-forma effects of acquisitions, dispositions and the origination of loans receivable. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Ending occupancy excluding repositioning/redevelopment: Represents consolidated portfolio occupancy adjusted to exclude all vacant SF associated with Repositioning and Redevelopment projects, including those combined in “Other Repositioning”.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Dec 31, 2023		Sep 30, 2023		Jun 30, 2023		Mar 31, 2023		Dec 31, 2022
EBITDAre	$140,862		$138,188		$132,883		$124,567		$115,946
Above/(below) market lease revenue adjustments	(8,119)		(7,241)		(6,232)		(8,290)		(12,959)
Non-cash stock compensation	9,338		8,166		7,956		8,178		9,716
Loss on extinguishment of debt	—		—		—		—		38
Impairment of right-of-use asset	—		—		—		188		—
Straight line rental revenue adj.	(8,514)		(11,792)		(8,653)		(7,628)		(7,467)
Capitalized payments	(4,892)		(4,395)		(4,001)		(3,934)		(3,542)
Accretion of net loan origination fees	(84)		—		—		—		—
Recurring capital expenditures	(7,047)		(10,874)		(6,683)		(2,194)		(2,593)
2nd gen. tenant improvements & leasing commissions	(3,611)		(4,406)		(5,623)		(5,259)		(5,437)
Cash flow for fixed charge coverage calculation	$117,933		$107,646		$109,647		$105,628		$93,702
Cash interest expense calculation detail:
Interest expense	14,570		15,949		17,180		13,701		13,670
Capitalized interest	7,551		6,186		4,884		4,990		4,215
Note payable premium amort.	(214)		(205)		(203)		(66)		(64)
Amort. of deferred financing costs	(1,000)		(1,001)		(999)		(856)		(840)
Amort. of swap term fees & t-locks	(137)		(137)		(136)		(129)		(129)
Cash interest expense	20,770		20,792		20,726		17,640		16,852
Scheduled principal payments	354		367		363		379		354
Preferred stock/unit dividends	3,116		3,116		3,117		3,116		3,116
Fixed charges	$24,240		$24,275		$24,206		$21,135		$20,322
Fixed Charge Coverage Ratio	4.9	x	4.4	x	4.5	x	5.0	x	4.6	x

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental revenue, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, interest income, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Redevelopment:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Redevelopment: Typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. Prior to Q4-2020, we defined the “Start” as the period in which we began activities to get a property ready for its intended use, which included pre-construction activities, including securing entitlements or permits, design, site work, and other necessary activities preceding construction. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis. For projects stabilized or in lease-up, represents the actual construction completion period.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Redevelopment Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/redevelopment project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Redevelopment Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.
•Actual Cash NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 32) for the repositioning/redevelopment property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.
•Estimated Unlevered Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Redevelopment: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Rental revenue (before collectability adjustment)	$173,866	$169,822	$161,959	$153,521	$149,295
Tenant reimbursements	34,507	34,842	32,236	31,419	28,586
Other income	484	581	649	564	470
Increase (reduction) in revenue due to change in collectability assessment	(948)	(1,033)	(746)	(340)	71
Rental income	$207,909	$204,212	$194,098	$185,164	$178,422
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Same Property Portfolio (“SPP”): Our 2023 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2022 through December 31, 2023, and excludes (i) properties that were acquired or sold during the period from January 1, 2022 through December 31, 2023, and (ii) properties acquired prior to January 1, 2022 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during
2022 and 2023 (as separately listed on pages 26-27) and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods.
SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package.

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
# of Properties	254	256	256	257	224
Square Feet	32,476,716	32,496,313	32,496,302	32,601,949	28,584,482
Ending Occupancy	97.5%	97.9%	98.1%	98.0%	98.1%
SPP NOI growth	8.4%	8.9%	8.0%	7.3%	7.3%
SPP Cash NOI growth	9.5%	9.5%	10.0%	10.7%	10.7%
Same Property Portfolio Rental Income: See below for a breakdown of 2023 & 2022 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended December 31,				Year Ended December 31,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Rental revenue	$117,320	$108,145	$9,175	8.5%	$457,217	$423,224	$33,993	8.0%
Tenant reimbursements	23,612	21,794	1,818	8.3%	92,774	88,298	4,476	5.1%
Other income	360	349	11	3.2%	1,653	1,462	191	13.1%
Rental income	$141,292	$130,288	$11,004	8.4%	$551,644	$512,984	$38,660	7.5%
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Net Income	$67,321	$61,790	$56,910	$63,570	$45,708
General and administrative	19,988	18,575	18,267	18,197	19,733
Depreciation & amortization	65,839	60,449	58,793	59,429	56,568
Other expenses	316	551	306	647	815
Interest expense	14,570	15,949	17,180	13,701	13,670
Loss on extinguishment of debt	—	—	—	—	38
Management & leasing services	(163)	(158)	(171)	(190)	(160)
Interest income	(2,353)	(1,029)	(1,497)	(882)	(5)
Gains on sale of real estate	(6,868)	—	—	(12,133)	—
NOI	$158,650	$156,127	$149,788	$142,339	$136,367
S/L rental revenue adj.	(8,514)	(11,792)	(8,653)	(7,628)	(7,467)
Above/(below) market lease revenue adjustments	(8,119)	(7,241)	(6,232)	(8,290)	(12,959)
Cash NOI	$142,017	$137,094	$134,903	$126,421	$115,941

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 35

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$67,321	$45,708	$249,591	$177,157
General and administrative	19,988	19,733	75,027	64,264
Depreciation and amortization	65,839	56,568	244,510	196,794
Other expenses	316	815	1,820	1,561
Interest expense	14,570	13,670	61,400	48,496
Loss on extinguishment of debt	—	38	—	915
Management and leasing services	(163)	(160)	(682)	(616)
Interest income	(2,353)	(5)	(5,761)	(10)
Gains on sale of real estate	(6,868)	—	(19,001)	(8,486)
NOI	$158,650	$136,367	$606,904	$480,075
Non-Same Property Portfolio rental income	(66,617)	(48,134)	(239,739)	(117,594)
Non-Same Property Portfolio property exp.	16,096	11,519	59,099	31,511
Same Property Portfolio NOI	$108,129	$99,752	$426,264	$393,992
Straight line rental revenue adjustment	(2,735)	(2,904)	(16,928)	(18,380)
Above/(below) market lease revenue adjustments	(3,540)	(3,840)	(14,497)	(16,547)
Same Property Portfolio Cash NOI	$101,854	$93,008	$394,839	$359,065
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2024 Estimate
	Low	High
Net income attributable to common stockholders	$1.11	$1.14
Company share of depreciation and amortization	1.16	1.16
Company share of Core FFO	$2.27	$2.30

Occupancy by County:

	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Ending Occupancy:
Los Angeles County	95.4%	94.8%	94.9%	94.9%	95.6%
Orange County	92.4%	92.0%	91.3%	90.3%	92.7%
Riverside / San Bernardino County	90.8%	92.9%	91.9%	90.5%	89.7%
San Diego County	93.2%	92.2%	92.8%	94.7%	97.9%
Ventura County	96.7%	97.7%	98.0%	99.7%	99.7%
Total/Weighted Average	94.1%	94.1%	94.0%	93.8%	94.6%

Total Portfolio RSF	45,860,368	44,998,613	44,167,774	43,954,272	42,403,735
Uncommenced Lease Data:

Total/Weighted Average
Occupied SF	43,167,252
Uncommenced Renewal Leases - Leased SF(1)	894,613
Uncommenced New Leases - Leased SF(1)	182,072
Leased SF	43,349,324
Percent Leased	94.5%

In-Place ABR(2)	$656,934
ABR Under Uncommenced Leases (in thousands)(2)(3)	9,823
In-Place + Uncommenced ABR (in thousands)(2)	$666,757
In-Place + Uncommenced ABR per SF(2)	$15.38
(1)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of December 31, 2023.
(2)See page 32 for further details on how these amounts are calculated.
(3)Includes $5.5 million of annualized base rent under Uncommenced New Leases and $4.4 million of incremental annualized base rent under Uncommenced Renewal Leases.

Fourth Quarter 2023 Supplemental Financial Reporting Package	Page 36